Mid Cap Value Fund
                                                          Total Return Bond Fund
                                                       Financial Industries Fund









                         INVESTMENT MANAGEMENT AGREEMENT


                                 BY AND BETWEEN


                      JOHN HANCOCK VARIABLE SERIES TRUST I


                                       AND


                       JOHN HANCOCK LIFE INSURANCE COMPANY


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                              MANAGEMENT AGREEMENT

         AGREEMENT made as of the thirtieth day of April, 2003 by and between John Hancock Variable Series Trust I, a Massachusetts business trust having a place of business at John Hancock Place, Boston, Massachusetts 02117 (hereinafter called the "Series Fund") and John Hancock Life Insurance Company, a Massachusetts corporation having its principal place of business at John Hancock Place, Boston, Massachusetts 02117 (hereinafter called "JHLICO").

         WHEREAS, the Series Fund is organized and engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, JHLICO is engaged in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

         WHEREAS, the Series Fund is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Series Fund currently offers shares of beneficial interest in twenty seven series which are subject to separate management agreements with JHLICO, and

         WHEREAS, the Series Fund intends to offer shares of beneficial interest in three additional series (the "Initial Funds" under this Agreement) designated as the Mid Cap Value Fund, the Total Return Bond Fund, and the Financial Industries Fund

         WHEREAS, the Series Fund desires to retain JHLICO to render investment advisory services to the Initial Fund, and JHLICO is willing to do so.

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:


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                                       2


1.       APPOINTMENT OF JHLICO AS MANAGER.

         (a) Initial Funds. The Series Fund hereby appoints JHLICO, and JHLICO hereby accepts the appointment, to act as investment adviser and manager to the Initial Funds for the period and on the terms herein set forth, for the compensation herein provided.

         (b) Additional Funds. In the event that the Series Fund desires to retain JHLICO to render investment advisory and management services hereunder with respect to other series, it shall so notify JHLICO in writing. If it is willing to render such services JHLICO shall notify the Series Fund in writing, whereupon such other series shall become a Fund hereunder.

         (c) Independent Contractor. JHLICO shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of the Series Fund.

2.       PROVISION OF INVESTMENT MANAGEMENT SERVICES.

         JHLICO will provide to the Funds a continuing and suitable investment program consistent with the investment policies, objectives and restrictions of the Series Fund. JHLICO will manage the investment and reinvestment of the assets in the Funds, and perform the other functions set forth below, subject to the overall supervision, direction, control and review of the Board of Trustees of the Series Fund and, as in effect from time to time, the provisions of the Series Fund's Declaration of Trust, Bylaws, prospectus, statement of additional information, the 1940 Act and all other applicable laws and regulations (including any applicable investment restrictions imposed by state insurance laws and regulations) or any directions or instructions delivered to JHLICO in writing by the Series Fund from time to time.

         Except to the extent that the Board of Trustees approves performance of any of the following functions by any custodian, transfer agent, independent counsel, or other independent agent, JHLICO will, with respect to the Funds:

                  (a) advise the Series Fund in connection with policy decisions to be made by its Board of Trustees or any committee thereof and, upon request, furnish the Series Fund with research,


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                                       3


         economic and statistical data in connection with the Series Fund's investments and investment policies;

                  (b) provide administration of the day to day operations of the Series Fund;

                  (c) submit such reports relating to the valuation of the Series Fund's securities as its Board of Trustees may reasonably request;

                  (d) assist the Series Fund in any negotiations relating to its investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors and place orders for purchases and sales of portfolio investments;

                  (e) provide office space and office equipment and supplies (including telephone and other utility services), accounting and data processing equipment and necessary executive, legal, accounting, clerical and secretarial personnel for the administration of the affairs of the Series Fund;

                  (f) maintain and preserve the records required by the 1940 Act to be maintained and preserved by the Series Fund, to the extent not maintained by the Series Fund's custodian, distributor, transfer agent or any Sub-Investment Manager;

                  (g) oversee, and use its best efforts to assure the performance of all the activities and services of any custodian, distributor, transfer agent or other similar agent retained by the Series Fund;

                  (h) value the assets and liabilities of the Series Fund, compute the daily income, net asset value and yield of each Fund; and

                  (i) supervise the activities of each Sub-Investment Manager.

         The Series Fund will provide timely information to JHLICO regarding such matters as purchases and redemptions of shares in each Fund and the cash requirements of, and cash available for investment in, each Fund, and all other information as may be reasonably necessary or appropriate in order for JHLICO to perform its responsibilities hereunder.

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                                       4


3.       ALLOCATION OF EXPENSES.

         Except as set forth below, each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder.

                  (a) The Series Fund agrees to assume the Funds' share of the expense of:

                           (i) brokerage commissions for transactions in the
                  portfolio investments of the Series Fund and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments;

                           (ii) the advisory fees called for in this Agreement;

                           (iii) all taxes, including issuance and transfer
                  taxes, and reserves for taxes payable by the Series Fund to federal, state or other governmental agencies, and the expenses and costs associated with the preparation and filing of all tax returns;

                           (iv) interest payable on the Series Fund's
                  borrowings;

                           (v) extraordinary or non-recurring expenses, such as
                  legal claims and liabilities and litigation costs and indemnification payments by the Series Fund in connection therewith;

                           (vi) the charges and expenses of any custodian or
                  depository appointed by the Series Fund for the safekeeping of its cash, portfolio securities and other property, for providing accounting and valuation services, and for monitoring compliance with federal laws and regulations, subject to the Board of Trustees' approval as to the scope of such accounting, valuation, and monitoring functions;

                           (vii) the charges and expenses of its independent
                  auditors;

                           (viii) the cost of the fidelity bond required by 1940
                  Act Rule 17g-l;

                           (ix) the compensation and travel expenses of trustees
                  who are not "interested persons" within the meaning of the 1940 Act;

                           (x) the expenses in preparing, printing and
                  distributing voting instruction information statements to persons entitled to give voting instructions in tabulating proxy votes and in printing and distributing to policyowners and contractowners annual and semi-annual reports;


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                                       5


                           (xi) fees and costs for legal services provided to or
                  on behalf of the Series Fund (including fees and costs of independent counsel and an allocable portion of the cost of JHLICO's Law Department rendering such services) (for this purpose, "legal services" includes (but is not limited to) the services of such independent counsel or Law Department employees in the course of administering the business and affairs of the Series Fund);

                           (xii) charges of any independent agents (other than
                  independent counsel) approved by the Board of Trustees;

                           (xiii) the fees and expenses involved in registering
                  and maintaining registrations of the Series Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions; and

                           (xiv) membership or association dues for the
                  Investment Company Institute, the National Association of Variable Annuities, or similar trade association or for any self-regulatory organization.

                  (b) To the extent not assumed by the Series Fund pursuant to
         (a) above, JHLICO agrees to assume the Funds' share of the expense of:

                           (i) the charges and expenses of any registrar, stock
                  transfer or dividend disbursing agent;

                           (ii) the cost of any stock certificates representing
                  shares of the Series Fund;

                           (iii) the expenses of shareholders' meetings;
                  trustees' meetings; printing and distributing Prospectuses and statements of additional information to prospective and existing policyowners and contractowners; preparing, printing, and distributing any advertising or sales literature to prospective and existing policyowners and contractowners; and any other activity and related legal services primarily intended to result in the sale of the Series Fund's shares;

                           (iv) the expense of furnishing each shareholder
                  statements of account;

                           (v) the cost of and any errors and omissions
                  insurance or other liability insurance covering the Series Fund and/or its officers, directors and employees; and


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                                       6


                           (vi) the fees and costs of independent counsel to
                  Series Fund not incurred in the actual conduct of the Series Fund's affairs.

4.       SUB-INVESTMENT MANAGERS.

         Notwithstanding any other provision hereof, JHLICO, with the approval of the Series Fund, may contract with one or more Sub-Investment Managers to perform any of the investment management services required of JHLICO under this Agreement; provided, however, that the compensation of any such Sub-Investment Manager will be the sole responsibility of JHLICO and the duties and responsibilities of any such Sub-Investment Manager shall be as set forth in an agreement between the Series Fund, JHLICO and such Sub-Investment Manager. It is anticipated that JHLICO and the Series Fund will agree to contract initially with T. Rowe Price Associates, Inc. to be Sub-Investment Manager for the Mid Cap Value Fund, with Pacific Investment Management Company LLC to be Sub-Investment Manager for the Total Return Bond Fund, and with John Hancock Advisers, LLC to be Sub-Investment Manager for the Financial Industries Fund.

         JHLICO shall exercise reasonable care in selecting, for approval by the Series Fund, any Sub-Investment Manager and in monitoring and supervising the performance of any Sub-Investment Manager but, except as provided in Section 14 hereof, shall not otherwise be legally responsible or liable for any action of any Sub-Investment Manager. It shall be a particular responsibility of JHLICO to evaluate the investment performance of Sub-Investment Managers and that of potential Sub-Investment Managers and to supervise and monitor the practices of Sub-Investment Managers in selecting brokers and dealers to effect portfolio transactions, including the negotiation of commissions and the evaluation of services provided by such brokers and dealers.

5.       INVESTMENT ADVISORY FEE AND EXPENSE LIMITATION.

         For all of the services rendered, facilities furnished and expenses paid or assumed as herein provided, the Series Fund shall pay to JHLICO a fee, which fee shall, with respect to each Fund, be based on the Current Net Assets as set forth in Schedule I attached hereto and made a part hereof. The fee shall be accrued daily and payable monthly as soon as possible after the last day of each calendar month. In the


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                                       7


case of termination of this Agreement with respect to any Fund during any calendar month, the amount of the fee accrued to the date of termination shall be paid.

         "Current Net Assets" of any Fund for purposes of computing the amount of advisory fee accrued for any day shall mean that Fund's net assets for the most recent preceding day for which that Fund's net assets were computed.

         For any fiscal year in which the normal operating costs and expenses of any Fund of the Series Fund, exclusive of the investment advisory fee, interest, brokerage commissions, taxes and extraordinary expenses outside the control of JHLICO exceed 0.10% of that Fund's average daily net assets, JHLICO will reimburse that Fund promptly after the end of the fiscal year in an amount equal to such excess. In the event of termination of this Agreement as of a date other than the last day of Series Fund's fiscal year, JHLICO shall pay any Fund of Series Fund the amount by which such expenses incurred by that Fund prior to the date of termination exceeds a pro rata portion of the expense limitation.

6.       PORTFOLIO TRANSACTIONS.

         In connection with the investment and reinvestment of the assets of the Funds, JHLICO is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Series Fund and to use its best efforts to obtain the best available price and most favorable execution with respect to all such purchases and sales of portfolio securities for the Series Fund. JHLICO shall maintain records adequate to demonstrate compliance with this requirement. Subject to this primary requirement, and maintaining as its first consideration the benefits to the Series Fund and its shareholders, JHLICO shall have the right, subject to the control of the Board of Trustees, and to the extent authorized by the Securities and Exchange Act of 1934, to follow a policy of selecting brokers who furnish brokerage and research services to the Series Fund or to JHLICO, who charge a higher commission rate to the Series Fund than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. JHLICO shall determine in good faith that such higher cost was reasonable in relation to the value of the brokerage and research services provided.


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                                       8


         The fees payable to JHLICO by the Series Fund hereunder shall be reduced by any tender solicitation fees or similar payments received by JHLICO, or any affiliated person of JHLICO, in connection with the tender of investments of any Fund (less any direct expenses incurred by JHLICO, or any affiliated person of JHLICO, in connection with obtaining such fees or payments). JHLICO shall use its best efforts to recapture all available tender offer solicitation fees and similar payments in connection with tenders of the securities of any Fund, provided, however, that neither JHLICO nor any affiliated person shall be required to register as a broker-dealer for this purpose. JHLICO shall advise the Board of Trustees of any fees or payments of whatever type which it may be possible for JHLICO or an affiliate of JHLICO to receive in connection with the purchase or sale of investment securities for any Fund.

7.       INFORMATION, RECORDS, AND CONFIDENTIALITY.

         The Series Fund shall own and control all records maintained hereunder by JHLICO on the Series Fund's behalf and, in the event of termination of this Agreement with respect to any Fund for any reason, all records relating to that Fund shall promptly be returned to the Series Fund, free from any claim or retention of rights by JHLICO. JHLICO also agrees, upon request of the Series Fund, promptly to surrender such books and records or, at JHLICO's expense, copies thereof to the Series Fund or make such books and records available for inspection by representatives of regulatory authorities or other persons reasonably designated by the Series Fund. JHLICO further agrees to maintain, prepare and preserve such books and records in accordance with the 1940 Act and rules thereunder, including but not limited to, Rules 31a-1 and 31a-2. JHLICO shall supply all information requested by any insurance regulatory authorities to determine whether all insurance laws and regulations are being complied with.

         JHLICO shall not disclose or use any records or information obtained pursuant hereto in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant hereto, and disclose such information only if the Series Fund has authorized such disclosure, or if such disclosure is expressly required by applicable Federal or state regulatory authorities.

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                                       9


         JHLICO shall supply the Board of Trustees and officers of the Series Fund with all statistical information regarding investments of the Funds which is reasonably required by them and reasonably available to JHLICO.

8.       LIABILITY.

         No provision of this Agreement shall be deemed to protect JHLICO against any liability to the Series Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Series Fund against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of his duties or the reckless disregard of his obligations and duties.

9.       DURATION AND TERMINATION OF THIS AGREEMENT.

         (a) Duration. This Agreement shall become effective with respect to the Initial Fund on the date hereof and, with respect to any additional Fund, on the date of receipt by the Series Fund of notice from JHLICO in accordance with Paragraph 1(b) hereof that JHLICO is willing to serve with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the Initial Fund and, with respect to each additional Fund until two years following the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (i) by either the Board of Trustees of the Series Fund or by vote of a majority of the outstanding voting shares of such Fund, and (ii) in either event by the vote of a majority of the Board of Trustees of the Series Fund who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         Any approval of this Agreement by the holders of a majority of the outstanding shares of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding (A) that this


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                                       10


Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected hereby, and (B) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Series Fund, unless such approval shall be required by any other applicable law or otherwise. The terms "assignment", "vote of a majority of the outstanding shares" and "interested person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act and rules thereunder.

         (b) Termination. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by vote of the Board of Trustees of the Series Fund, by vote of a majority of the outstanding shares of such Fund, or by JHLICO on at least sixty (60) days written notice to the Series Fund.
         (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

10.      NAME OF JOHN HANCOCK.

         It is understood that the name "John Hancock", or any name derived from or similar to that name, and any logo associated with that name, is the valuable property of JHLICO, and that the Series Fund has the right to include "John Hancock" as a part of its name only so long as this Agreement shall continue. Upon termination of this Agreement the Series Fund shall forthwith cease to use the John Hancock name and logos and shall submit to its shareholders, if necessary, an amendment to its Declaration of Trust to change the Series Fund's name.

11.      SERVICES NOT EXCLUSIVE.

         The services of JHLICO to the Series Fund with respect to the Funds are not to be deemed exclusive and JHLICO shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that directors, officers and employees of JHLICO and of its subsidiaries and affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and other investment advisory clients.


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                                       11


12.      AVOIDANCE OF INCONSISTENT POSITION.

         In connection with the purchase and sale of portfolio securities of the Funds, JHLICO and its directors, officers and employees will not act as principal or agent or receive any commission. Nothing in this Agreement, however, shall preclude the combination of orders for the sale or purchase of portfolio securities of the Series Fund with those for other registered investment companies managed by JHLICO or its affiliates, if orders are allocated in a manner deemed equitable by JHLICO among the accounts and at a price approximately averaged.

13.      AMENDMENT.

         No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing. No amendment of this Agreement shall be effective with respect to any Fund until approved specifically by (a) the Board of Trustees of the Series Fund, or by vote of a majority of the outstanding shares of that Fund, and (b) by vote of a majority of those Trustees of the Series Fund who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

14.      INDEMNIFICATION

         Except to the extent that a member of the Board of Trustees would thereby be protected against any liability to the Series Fund or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the member's duties, or by reason of the member's reckless disregard either of the member's obligations and duties under this Agreement or of the duties involved in the conduct of the member's office, JHLICO hereby indemnifies each person who is or has been a member of the Board of Trustees and will hold each harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the member may become subject under the 1940 Act or any other statute or at common law or otherwise, by reason of his or her failure or alleged failure to take any action relating to the investment or reinvestment of assets in the Funds, regardless of whether a Sub-Investment Manager has been retained in

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                                       12


connection with the Fund concerned, including any failure or alleged failure to seek or retain investment advice or management in addition to or in place of that provided by JHLICO and its Sub-Investment Managers, if any. With respect to any losses, claims, damages, liabilities or litigation arising out of events occurring prior to the termination of this Agreement, this indemnity shall survive said termination.

15.      LIMITATION OF LIABILITY

         It is expressly agreed that the obligations of the Series Fund hereunder shall not be binding upon any of the Trustees, shareholders, officers, agents or employees of Series Fund personally, but bind only the trust property of the Series Fund, as provided in the Series Fund's Declaration of Trust.

16.      GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act and rules thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


                                      JOHN HANCOCK VARIABLE SERIES TRUST I
ATTEST:

/s/ Karen Q. Visconti                 By:    /s/ Michele G. Van Leer
-----------------------------------          -----------------------------------
    Secretary                         Title: Chairman and CEO



                                      JOHN HANCOCK LIFE INSURANCE COMPANY
ATTEST:

/s/ Arnold R. Bergman                 By:    Robert R. Reitano
-----------------------------------          -----------------------------------
    Assistant Secretary               Title: Senior Vice President and
                                             Chief Investment Strategist


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                                   SCHEDULE I







------------------------------------------  ------------------------------------
          MID CAP VALUE FUND
  CURRENT NET ASSETS UNDER MANAGEMENT
------------------------------------------  ------------------------------------
       On the first $50,000,000               110 basis points (1.10%) per annum
------------------------------------------  ------------------------------------
        On the next $50,000,000               100 basis points (1.00%) per annum
------------------------------------------  ------------------------------------
     On amounts over $100,000,000             95 basis points (0.95%) per annum
------------------------------------------  ------------------------------------

------------------------------------------  ------------------------------------
        TOTAL RETURN BOND FUND
  CURRENT NET ASSETS UNDER MANAGEMENT
------------------------------------------  ------------------------------------
       On the first 250,000,000               70 basis points (0.70%) per annum
------------------------------------------  ------------------------------------
       On the next $250,000,000               68 basis points (0.68%) per annum
------------------------------------------  ------------------------------------
     On amounts over $500,000,000             65 basis points (0.65%) per annum
------------------------------------------  ------------------------------------

         FINANCIAL INDUSTRIES
  CURRENT NET ASSETS UNDER MANAGEMENT
------------------------------------------  ------------------------------------
            All net assets                    80 basis points (0.80%) per annum
------------------------------------------  ------------------------------------